Exhibit 99.1
THE REALREAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS
Fourth quarter revenue of $164 million, up 14% year-over-year, a record high for the company
2024 Net Loss of $134 million improved $34 million year-over-year, resulting in positive $9 million of Adjusted EBITDA
2024 Operating Cash Flow of positive $27 million, increased $88 million year-over year, resulting in positive Free Cash Flow for the year

SAN FRANCISCO, February 20, 2025 — The RealReal, Inc. (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its fourth quarter and full year ended December 31, 2024. Fourth quarter 2024 gross merchandise value (GMV) and total revenue increased 12% and 14%, respectively, compared to the fourth quarter of 2023. Full year 2024 GMV and total revenue increased 6% and 9% respectively, compared to the full year for 2023.

Fourth quarter Adjusted EBITDA was $11 million, or 6.7% of total revenue, which improved $10 million compared to the fourth quarter of 2023. Full year Adjusted EBITDA was $9 million, or 1.6% of total revenue, and improved $64 million compared to the full year for 2023. Full year Operating Cash Flow was positive $27 million, which increased $88 million compared to the full year for 2023. Free Cash Flow of positive $1 million increased $104 million compared to the full year for 2023.

“We achieved strong fourth quarter and full year 2024 results, exiting the year from a position of strength," said Rati Levesque, President and Chief Executive Officer of The RealReal. “We delivered on key milestones in 2024 including positive Adjusted EBITDA and positive free cash flow for the full year, and we are just getting started. Progress continues on our strategic pillars: execute our growth playbook to unlock supply, drive operational efficiency, and obsess over service. We see significant opportunity to drive operating leverage and improve the consignor experience through enhanced use of AI. Our teams are executing well against the company’s vision to change the way people shop for the better.”

Ajay Gopal, Chief Financial Officer of The RealReal said, “The strategic debt transaction announced last week strengthened our financial position by reducing our overall indebtedness, rebalancing our debt maturity cycle, and creating more flexibility as we continue to evolve our capital structure. We look forward to continuing our momentum in 2025, as we work to expand our Adjusted EBITDA margin through the combination of accelerating full year growth and delivering operating leverage.”

Fourth Quarter Financial Highlights
•GMV was $504 million, an increase of 12% compared to the same period in 2023
•Total Revenue was $164 million, an increase of 14% compared to the same period in 2023
•Gross Profit was $122 million, an increase of $16 million compared to the same period in 2023
•Gross Margin was 74.4%, an increase of 40 basis points compared to the same period in 2023
•Net Loss was $68 million or (41.7)% of total revenue, compared to $22 million in the fourth quarter of 2023. Fourth Quarter 2024 Net Loss includes a $59 million adjustment as a result of the change in fair value of warrant liability
•Adjusted EBITDA was $11 million or 6.7% of total revenue, compared to $1 million or 1.0% of total revenue in the fourth quarter of 2023
•GAAP basic and diluted net loss per share was $(0.62) compared to $(0.21) in the prior year period
•Non-GAAP basic and diluted net loss per share was $(0.01) compared to $(0.07) in the prior year period
•Operating Cash Flow was positive $28 million, which increased $17 million compared to the fourth quarter of 2023
•Free Cash Flow was positive $19 million, which increased $15 million compared to the fourth quarter of 2023

•Top-line-related Metrics
◦Trailing three months active buyers was 408,000, an increase of 7% compared to the same period in 2023
◦Average order value (AOV) was $579, an increase of 6% compared to the same period in 2023

Full Year 2024 Financial Highlights
•GMV was $1.83 billion, an increase of 6% compared to full year 2023
•Total Revenue was $600 million, an increase of 9% compared to full year 2023
•Net Loss was $134 million or (22.3)% of total revenue, compared to $168 million or (30.7)% of total revenue for full year 2023, an improvement of $34 million. Full Year 2024 Net Loss includes a $68 million adjustment as a result of the change in fair value of warrant liability
•Adjusted EBITDA was $9 million or 1.6% of total revenue compared to $(55) million or (10.0)% of total revenue for full year 2023
•GAAP basic and diluted net loss per share was $(1.24) compared to $(1.65) in the prior year
•Non-GAAP basic and diluted net loss per share was $(0.35) compared to $(0.87) in the prior year
•At the end of 2024, cash, cash equivalents and restricted cash totaled $187 million
•Operating Cash Flow was positive $27 million, which increased $88 million compared to full year 2023
•Free Cash Flow of positive $1 million increased $104 million compared to full year 2023
•Top-line-related Metrics
◦Trailing 12-months active buyers reached 972,000, an increase of 5% compared to the same period in 2023
◦Average order value (AOV) was $545, an increase of 4% compared to the same period in 2023

Q1 and Full Year 2025 Guidance
Based on market conditions as of February 20, 2025, we are providing guidance for GMV, total revenue, capital expenditures and Adjusted EBITDA, which is a non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including payroll tax expense on employee stock transactions, that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q1 2025	Full Year 2025
GMV	$484 - $492 million	$1.96 - $1.99 billion
Total Revenue	$157 - $161 million	$645 - $660 million
Adjusted EBITDA	$3.0 - $4.5 million	$20 - $30 million

Webcast and Conference Call
The RealReal will host a conference call to review the company’s fourth quarter and full year 2024 results beginning at approximately 2:00 p.m. Pacific Time today (5:00 p.m. Eastern Time). A live webcast of the conference call and accompanying materials will be available online at investor.therealreal.com. A replay of the webcast will be available at the same location. To access the conference call by phone, participants will need to register to obtain a dial-in phone number and an access code. Please register using this link: https://register.vevent.com/register/BI329118498c4c488a973590b5249a541c.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 38 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We handle all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as shipping and customer service.
Investors:
Caitlin Howe
IR@therealreal.com
Media:
Mallory Johnston
pr@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” "target," "contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, the debt exchange, financial guidance, anticipated growth in 2025, the anticipated impact of generative AI, and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, provision (benefit) for income taxes, and depreciation and amortization, further adjusted to exclude stock-based compensation, payroll tax on employee stock transactions, restructuring, CEO separation benefit and transition costs, gain on extinguishment of debt, change in fair value of warrant liability and certain one time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax on employee stock transactions and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense, employer payroll tax on employee stock transactions, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Consignment revenue	$128,126	$113,500	$473,396	$415,572
Direct revenue	19,524	15,964	64,580	79,160
Shipping services revenue	16,345	13,909	62,508	54,572
Total revenue	163,995	143,373	600,484	549,304
Cost of revenue:
Cost of consignment revenue	14,087	14,439	53,801	58,120
Cost of direct revenue	16,839	13,181	55,809	74,343
Cost of shipping services revenue	11,006	9,704	43,353	40,563
Total cost of revenue	41,932	37,324	152,963	173,026
Gross profit	122,063	106,049	447,521	376,278
Operating expenses:
Marketing	14,610	13,815	55,256	58,275
Operations and technology	66,234	62,396	260,827	257,041
Selling, general and administrative	46,373	44,834	187,737	183,793
Restructuring	—	6,066	196	43,462
Total operating expenses (1)	127,217	127,111	504,016	542,571
Loss from operations	(5,154)	(21,062)	(56,495)	(166,293)
Change in fair value of warrant liability	(58,958)	—	(68,167)	—
Gain on extinguishment of debt	—	—	4,177	—
Interest income	1,671	2,088	7,943	8,805
Interest expense	(5,916)	(2,683)	(21,384)	(10,701)
Loss before provision for income taxes	(68,357)	(21,657)	(133,926)	(168,189)
Provision for income taxes	98	36	276	283
Net loss attributable to common stockholders	$(68,455)	$(21,693)	$(134,202)	$(168,472)
Net loss per share attributable to common stockholders, basic and diluted	$(0.62)	$(0.21)	$(1.24)	$(1.65)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	110,363,487	103,937,199	107,878,366	101,806,000

(1) Includes stock-based compensation as follows:
Marketing	$225	$370	$932	$1,550
Operations and technology	2,403	2,426	9,930	12,534
Selling, general and administrative	3,874	5,184	18,220	20,189
Total	$6,502	$7,980	$29,082	$34,273

THE REALREAL, INC.
Balance Sheets
(In thousands, except share and per share data)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$172,212	$175,709
Accounts receivable	13,961	17,226
Inventory, net	23,583	22,246
Prepaid expenses and other current assets	22,913	20,766
Total current assets	232,669	235,947
Property and equipment, net	94,443	104,087
Operating lease right-of-use assets	75,714	86,348
Restricted cash	14,911	14,914
Other assets	5,358	5,627
Total assets	$423,095	$446,923
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$11,004	$8,961
Accrued consignor payable	89,718	77,122
Operating lease liabilities, current portion	22,835	20,094
Convertible senior notes, net, current portion	26,653	—
Other accrued and current liabilities	98,466	82,685
Total current liabilities	248,676	188,862
Operating lease liabilities, net of current portion	85,790	104,856
Convertible senior notes, net	276,807	452,421
Non-convertible notes, net	134,470	—
Warrant liability	78,584	—
Other noncurrent liabilities	6,144	4,083
Total liabilities	830,471	750,222
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 111,242,479 and 104,670,500 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	846,450	816,325
Accumulated deficit	(1,253,827)	(1,119,625)
Total stockholders’ deficit	(407,376)	(303,299)
Total liabilities and stockholders’ deficit	$423,095	$446,923

THE REALREAL, INC.
Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(134,202)	$(168,472)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	33,100	31,695
Stock-based compensation expense	29,082	34,273
Reduction of operating lease right-of-use assets	15,192	16,746
Bad debt expense	2,498	1,962
Non-cash interest expense	8,684	—
Issuance costs allocated to liability classified warrants	374	—
Accretion of debt discounts and issuance costs	2,127	2,573
Property, plant, equipment and right-of-use asset impairments	—	39,739
Provision for inventory write-downs and shrinkage	2,590	9,783
Gain on debt extinguishment	(4,177)	—
Change in fair value of warrant liability	68,167	—
Loss related to warehouse fire, net	740	—
Other adjustments	(165)	(515)
Changes in operating assets and liabilities:
Accounts receivable	767	(6,981)
Inventory, net	(3,677)	10,938
Prepaid expenses and other current assets	701	2,001
Other assets	76	(3,050)
Operating lease liability	(20,883)	(26,478)
Accounts payable	910	(425)
Accrued consignor payable	11,470	(4,421)
Other accrued and current liabilities	13,090	(464)
Other noncurrent liabilities	382	(172)
Net cash provided by (used in) operating activities	26,846	(61,268)
Cash flow from investing activities:
Insurance proceeds related to warehouse fire	461	—
Capitalized proprietary software development costs	(11,800)	(12,951)
Purchases of property and equipment	(14,248)	(29,177)
Net cash used in investing activities	(25,587)	(42,128)
Cash flow from financing activities:
Proceeds from exercise of stock options	376	19
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	1,413	886
Taxes paid related to restricted stock vesting	(1,646)	(679)
Cash received from settlement of capped calls in conjunction with the Note Exchange	396	—
Issuance costs paid related to the Note Exchange	(5,298)	—
Net cash provided by (used in) financing activities	(4,759)	226
Net decrease in cash, cash equivalents, and restricted cash	(3,500)	(103,170)
Cash, cash equivalents, and restricted cash
Beginning of period	190,623	293,793
End of period	$187,123	$190,623

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Adjusted EBITDA Reconciliation:
Net loss	$(68,455)	$(21,693)	$(134,202)	$(168,472)
Net loss (% of revenue)	41.7%	15.1%	22.3%	30.7%
Depreciation and amortization	8,294	8,165	33,100	31,695
Interest income	(1,671)	(2,088)	(7,943)	(8,805)
Interest expense (1)	5,916	2,683	21,384	10,701
Provision for income taxes	98	36	276	283
EBITDA	(55,818)	(12,897)	(87,385)	(134,598)
Stock-based compensation	6,502	7,980	29,082	34,273
CEO separation benefit and transition costs (2)	782	—	782	159
Payroll tax expense on employee stock transactions	121	53	371	195
Legal settlements (3)	—	240	600	1,340
Restructuring (4)	—	6,066	196	43,462
Gain on extinguishment of debt (5)	—	—	(4,177)	—
Change in fair value of warrant liability (6)	58,958	—	68,167	—
One time expenses (7)	462	—	1,672	—
Adjusted EBITDA	$11,007	$1,442	$9,308	$(55,169)
Adjusted EBITDA (% of revenue)	6.7%	1.0%	1.6%	(10.0)%
(1) As of December 31, 2024, interest expense includes $4.8 million of payment in-kind (“PIK”) interest, which is non-cash interest expense. PIK interest is added to the principal balance of the 2029 Notes semi-annually.
(2) The CEO separation benefits and transition costs for the year ended December 31, 2024 consist of severance and benefits payable to John Koryl pursuant to his separation agreement. The CEO separation benefits and transition costs for the year ended December 31, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation in 2022.
(3) The legal settlement charges for the year ended December 31, 2023 reflect legal settlement expenses arising from the settlement of two former employees’ individual claims and California Private Attorney General Actions initiated against the Company on behalf of such former employees and those similarly situated.
(4) Restructuring for the year ended December 31, 2023 consists of impairment of right-of-use assets and property and equipment, employee severance charges, gain on lease terminations, and other charges, including legal and transportation expenses.
(5) The gain on extinguishment of debt for the year ended December 31, 2024 reflects the difference between the carrying value of the Exchanged Notes and the fair value of the 2029 Notes.
(6) The change in fair value of warrant liability for the year ended December 31, 2024 reflects the remeasurement of the warrants issued by the Company in connection with the Note Exchange in February 2024.
(7) One time expenses for the year ended December 31, 2024 consists of vendor services settlement and estimated losses, net of estimated insurance recoveries related to the fire at one of our New Jersey authentication centers.
A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(68,455)	$(21,693)	$(134,202)	$(168,472)
Stock-based compensation	6,502	7,980	29,082	34,273
CEO separation benefit and transition costs	782	—	782	159
Payroll tax expense on employee stock transactions	121	53	371	195
Legal settlements	—	240	600	1,340
Restructuring	—	6,066	196	43,462
Provision for income taxes	98	36	276	283
Gain on extinguishment of debt	—	—	(4,177)	—
Change in fair value of warrant liability	58,958	—	68,167	—
One time expenses	462	—	1,672	—
Non-GAAP net loss attributable to common stockholders	$(1,532)	$(7,318)	$(37,233)	$(88,760)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	110,363,487	103,937,199	107,878,366	101,806,000
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.01)	$(0.07)	$(0.35)	$(0.87)
The following table presents a reconciliation of net cash used in operating activities to free (negative) cash flow for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$27,994	$10,523	$26,846	$(61,268)
Purchase of property and equipment and capitalized proprietary software development costs	(8,829)	(6,730)	(26,048)	(42,128)
Free (negative) cash flow	$19,165	$3,793	$798	$(103,396)

Key Financial and Operating Metrics:

	Three Months Ended
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 30, 2024	June 30, 2024	September 30, 2024	December 31, 2024
	(In thousands, except AOV and percentages)
GMV	$492,955	$444,366	$423,341	$407,608	$450,668	$451,941	$440,914	$433,074	$503,534
NMV	$367,382	$327,805	$303,918	$302,912	$335,245	$334,815	$329,422	$335,191	$383,447
Consignment Revenue	$110,199	$102,643	$96,577	$102,852	$113,500	$115,648	$112,714	$116,908	$128,126
Direct Revenue	$33,252	$24,953	$20,887	$17,356	$15,964	$12,709	$16,724	$15,623	$19,524
Shipping Services Revenue	$16,204	$14,308	$13,391	$12,964	$13,909	$15,443	$15,496	$15,224	$16,345
Number of Orders	993	891	789	794	826	840	820	829	870
Take Rate	35.7%	37.4%	36.7%	38.1%	37.7%	38.4%	38.5%	38.6%	37.7%
Active Buyers (1)	430	388	351	364	381	384	381	389	408
AOV	$496	$499	$537	$513	$545	$538	$538	$522	$579
(1) During the three months ended June 30, 2024, we updated active buyers to be buyers who purchased goods through our online marketplace during the 3 months ended on the last day of the period presented. Previously we had measured buyers who purchased goods during the 12 months ended on the last day of the period presented. The prior periods have been updated to active buyers during the 3 months ended on the last day of the period presented.